UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by WCI Communities, Inc. (“WCI”) on March 13, 2007.

Investor & Media Contact: Steve Zenker

(239) 498-8066

stevezenker@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI RESPONDS TO ICAHN’S PROPOSED TENDER OFFER

Bonita Springs, FL (March 13, 2007) – WCI Communities, Inc. (NYSE: WCI) issued the following statement today regarding the announcement by Carl Icahn that he intends to commence an unsolicited tender offer to acquire any and all of WCI’s outstanding common stock for $22.00 per share.

Consistent with its fiduciary duties, the WCI Board of Directors will review Mr. Icahn’s proposal. In the meantime, the Board continues moving forward with its comprehensive review process with its financial advisor, Goldman Sachs, to identify and evaluate all financial, strategic and operational alternatives (including a potential sale of the company) to maximize value for all shareholders.

WCI notes that there are no actions for shareholders to take at this time with respect to Mr. Icahn’s intent to make an unsolicited offer. If Mr. Icahn makes a formal tender offer, the Board will, consistent with its fiduciary duties, review and consider the unsolicited tender offer with WCI’s management and its legal and financial advisors in the context of its ongoing strategic review process, and will make a formal recommendation to WCI’s shareholders as to how they should respond to an unsolicited tender offer. If Mr. Icahn’s unsolicited tender offer is formally commenced, WCI’s shareholders are urged to take no action until they have been advised of the WCI Board’s recommendation.

About WCI

WCI Communities, Inc., named America's Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, its mortgage and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build about 20,000 traditional and tower homes.

For more information about WCI and its residential communities please visit www.wcicommunities.com

Forward-Looking Statement

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to comply with outstanding debt agreements/covenants; S&P and/or Moody’s downgrades; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; the level of consumer confidence; increased customer cancellations or defaults; adverse legislation or regulations; unanticipated litigation or legal proceedings; changes in accounting rules, including changes in percentage of completion accounting; natural disasters; lack of visibility in the marketplace and inability to gage timing of market turnarounds; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WCI will file a proxy statement in connection with its 2007 annual meeting of stockholders. WCI stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by WCI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at WCI’s Internet website at www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI’s shareholders will be available on a Schedule 14A to be filed with the Securities and Exchange Commission on March 13, 2007.

The tender offer proposed by Mr. Icahn’s affiliates referred to in this release has not commenced. In response to the proposed tender offer by Mr. Icahn’s affiliates, if any when commenced, WCI Communities, Inc. will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. WCI stockholders are advised to read WCI’s Solicitation/Recommendation Statement on Schedule 14D-9 if and when it becomes available because it will contain important information. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (if and when it becomes available), as well as any other documents filed by WCI in connection with the tender offer by Mr. Icahn’s affiliates, if and when it is commenced, free of charge at the SEC’s website at www.sec.gov, or from WCI at www.wcicommunities.com.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of WCI's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on February 20, 2007.